UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2020 (December 4, 2020)

ADT Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-38352	47-4116383
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1501 Yamato Road Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

(561) 988-3600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ADT	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD.

On December 4, 2020, ADT Inc., a Delaware corporation (“ADT”) announced that Prime Security Services Borrower, LLC, Prime Finance Inc. and The ADT Security Corporation (the “Issuers”), its indirect wholly owned subsidiaries, commenced tender offers (the “Tender Offers”) to purchase up to $300 million aggregate principal amount (the “Aggregate Offer Limit”) of their outstanding 6.250% Second-Priority Senior Secured Notes due 2028 (the “2028 Notes”) and 4.875% First-Priority Senior Secured Notes due 2032 (the “2032 Notes” and together with the 2028 Notes, the “Notes”).

Subject to the Aggregate Offer Limit and proration, the Notes accepted for payment on or about December 18, 2020 (the “Early Settlement Date”) or on or about January 5, 2021 (the “Final Settlement Date”), as the case may be, will be accepted in accordance with their order of priority, in which 2028 Notes have the highest priority and 2032 Notes have the lowest priority (the “Acceptance Priority Level”). Subject to the Aggregate Offer Limit and proration, all Notes tendered at or before 5:00 p.m., New York City time, on December 17, 2020 (the “Early Tender Time”) having a higher Acceptance Priority Level will be accepted before any Notes tendered at or before the Early Tender Time having a lower Acceptance Priority Level are accepted, and all Notes validly tendered after the Early Tender Time having a higher Acceptance Priority Level will be accepted before any Notes tendered after the Early Tender Time having a lower Acceptance Priority Level are accepted in the Tender Offers. However, if the Tender Offers are not fully subscribed as of the Early Tender Time, subject to the Aggregate Offer Limit, Notes tendered at or before the Early Tender Time will be accepted for purchase in priority to other Notes tendered after the Early Tender Time, even if such Notes tendered after the Early Tender Time have a higher Acceptance Priority Level than Notes tendered prior to the Early Tender Time.

A copy of the press release announcing the Tender Offers is attached to this report as Exhibit 99.1 and incorporated by reference herein.

Forward Looking Statements

This filing, and other reports, filings, and other public written and verbal announcements contain certain information that may constitute “forward-looking statements” and therefore are subject to risks and uncertainties. All statements contained in this document that are not clearly historical in nature, including statements regarding anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, our ability to successfully respond to the challenges posed by the COVID-19 pandemic, our strategic partnership and ongoing relationship with Google LLC (“Google”), the expected timing of product commercialization with Google or any changes thereto, the successful internal development, commercialization and timing of our next generation platform and other matters are forward-looking. Any time we use the words “expects,” “intends,” “will,” “anticipates,” “believes,” “confident,” “continue,” “propose,” “seeks,” “could,” “may,” “should,” “estimates,” “forecasts,” “might,” “goals,” “objectives,” “targets,” “planned,” “projects,” and similar expressions, we intend to clearly express that the information deals with possible future events and is forward-looking in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.  Forward-looking information involves risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements, including without limitation, the risks and uncertainties disclosed or referenced in ADT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. Therefore, caution should be taken not to place undue reliance on any such forward-looking statements. Much of the information in this document that looks toward future performance of ADT is based on various factors and important assumptions about future events that may or may not actually occur. We assume no obligation (and specifically disclaim any such obligation) to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 4, 2020 announcing ADT Inc.’s Tender Offers.
104	Cover page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2020	ADT Inc.

	By:	/s/ Jeffrey Likosar
	Name:	Jeffrey Likosar
	Title:	Executive Vice President, Chief Financial Officer and Treasurer